Exhibit 24

POWER OF ATTORNEY

The undersigned does hereby appoint G. Peter D’Aloia, Mary Elizabeth Gustafsson and Mark C. Cresitello as their true and lawful attorneys to sign American Standard Companies Inc. (the “Corporation”) Annual Report on Form 10-K for the year ended December 31, 2005, and any amendments thereto, on behalf of the undersigned as a director of the Corporation, and to file the same, with any exhibits thereto, with the Securities and Exchange Commission; each of said attorneys shall have the power to act hereunder with or without the others.

Signature	Date
/s/ Steven E. Anderson Steven E. Anderson	February 21, 2006

/s/ Jared L. Cohon Jared L. Cohon	February 21, 2006

/s/ Paul J. Curlander Paul J. Curlander	February 21, 2006

/s/ Steven F. Goldstone Steven F. Goldstone	February 15, 2006

/s/ Kirk S. Hachigian Kirk S. Hachigian	February 21, 2006

/s/ Edward E. Hagenlocker Edward E. Hagenlocker	February 21, 2006

/s/ James F. Hardymon James F. Hardymon	February 17, 2006

/s/ Ruth Ann Marshall Ruth Ann Marshall	February 22, 2006

/s/ Dale F. Morrison Dale F. Morrison	February 21, 2006